Exhibit 10.2

MORTGAGE DEED AND SECURITY AGREEMENT

TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETINGS:

KNOW YE, NORPOINTE, LLC, a Delaware limited liability company with a notification address of 255 Glenville Road, Greenwich, Connecticut 06831 (hereinafter called “Mortgagor”), for the consideration of Ten Dollars ($10.00) and other good and valuable consideration received to Mortgagor’s full satisfaction of BPOZ 1000 First QOZB, LLC, a Delaware limited liability company having an office located at 255 Glenville Road, Greenwich, Connecticut 06831 (hereinafter called “Mortgagee”); does hereby freely give, grant, bargain, sell, alienate, convey and confirm, with mortgage covenants, unto the Mortgagee, its successors and assigns, forever, the following property, interests and rights now or hereafter acquired (collectively, the “Mortgaged Property”):

(a) All those certain plots, lots, pieces or parcels of land, with the buildings and improvements now or hereafter placed thereon, situate, lying and being in the City of Norwalk, County of Fairfield and State of Connecticut known as 41 Wolfpit Avenue, as more particularly set forth and described in the attached Schedule “A” (hereinafter called the “Premises”).

(b) All the right, title and interest of Mortgagor, now owned or hereafter acquired, in or to the land lying in the bed of any street, road or avenue, opened or proposed, and any and all sidewalks, plazas, alleys, strips and gores, in front of, adjoining or adjacent to the Premises; and any and all privileges, tenements, hereditaments, licenses, easements, rights, royalties, mineral, oil and gas rights, issues and profits, water, water rights, water stock, and appurtenances, reversion or reversions and remainder or remainders belonging or in any way appurtenant to the Premises.

(c) All right, title and interest of Mortgagor in or to any and all equipment, machinery, and items constituting a “fixture” under applicable Connecticut General Statutes of every kind and nature whatsoever, owned by Mortgagor, now or hereafter located in, upon or about the Premises, or any part thereof, and used or usable in connection with any present or future occupancy or operation of the Premises, and all renewals and replacements thereof and additions and accessions thereto, whether or not the same are or shall be attached to the Premises in any manner (hereinafter collectively called the “Service Equipment”).

(d) All of the right, title and interest of Mortgagor in and to all machinery, building supplies and materials, goods, contract rights relating to construction upon the Premises, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, trade names, trademarks, logos, and all other personal property owned by Mortgagor (other than the Service Equipment) of any kind or character, as defined in and subject to the provisions of the Connecticut Uniform Commercial Code (the “Code”), now or hereafter located, or to be located, upon, within or about the Premises, or which are or may be used in or related to the planning, development, financing or operation of all or any portion of the Premises, together with all accessories, additions, replacements and substitutions thereto or therefor and the proceeds thereof and Mortgagor agrees with respect to all additions and replacements to execute and deliver from time to time such further instruments as may be reasonably requested by Mortgagee to confirm the conveyance, transfer and assignment of any of the foregoing.

(e) All of the right, title and interest of Mortgagor in and to any and all plans, specifications, shop drawings, and other technical descriptions prepared for any construction of any improvements on the Premises and all amendments and modifications thereof.

(f) All right, title and interest of Mortgagor in and under all escrows, documents, instruments, chattel paper, and general intangibles, as the foregoing terms are defined in the Code, and all right, title and interest of Mortgagor in and to all contract rights, franchises, books, records, plans, specifications, permits, licenses, applications, approvals, actions and causes of action, which now or hereafter relate to, are derived from or are used in connection with the Premises or the use, operation, maintenance, occupancy, development or enjoyment thereof or the conduct of any business or activities thereon.

(g) All right, title and interest of Mortgagor in and under all leases, lettings, tenancies and licenses of the Premises or any part thereof now or hereafter entered into and all amendments, extensions, renewals and guaranties thereof, all security therefor, and moneys payable thereunder (collectively, the “Leases”).

(h) All of the right, title and interest of Mortgagor in and to any rents, receipts, revenues, issues thereof and profits now due or which may become due or to which Mortgagor may now or hereafter shall become entitled (whether upon the expiration of any applicable period of redemption or otherwise) or may demand or claim, arising or issuing from or out of any and all using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property or any part thereof, including, without limiting the generality of the foregoing, minimum rents, additional rents, percentage rents, parking maintenance charges or fees, tax and insurance contributions, proceeds of sale of electricity, gas, chilled and heated water and other utilities and services, deficiency rents, security deposits and liquidated damages following default or late payment of rent, premiums payable by any lessee upon the exercise of a cancellation privilege provided for in any of the Leases and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Mortgaged Property, together with any and all rights and claims of any kind which Mortgagor may have against any lessee under any of the Leases or any subtenants or occupants of the Mortgaged Property.

(i) All of the right, title and interest of Mortgagor in and to any and all unearned premiums, accrued, accruing or to accrue under any insurance policy or policies now or hereafter obtained by Mortgagor and all proceeds payable by reason of the conversion, voluntary or involuntary, of the Mortgaged Property, the improvements now or hereafter constructed thereon and/or any other property or rights encumbered or conveyed hereby, or any part thereof, into cash or liquidated claims.

(j) All of the right, title and interest of Mortgagor in and to any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to or decrease in the value of the Mortgaged Property, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by Mortgagee, and of the reasonable attorneys’ fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment, and Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be reasonably requested by Mortgagee to confirm such assignment to Mortgagee of any such award or payment.

(k) Any and all further estate, right, title, interest, property, claim and demand whatsoever, either in law or in equity, of Mortgagor, in or to any of the above.

(l) All of the property, interests and rights referred to in Paragraphs (a) through (k) above and any additional property, interests or rights hereafter acquired by the Mortgagor are subject to the lien of this Mortgage are intended to be so are referred to in this Mortgage as the “Mortgaged Property”.

(m) Any and all “proceeds” of any of the above-described Mortgaged Property, which term “proceeds” shall have the meaning given to it in the Code.

WITH RESPECT to any portion of the Mortgaged Property which is not real estate under the laws of the State of Connecticut, Mortgagor hereby grants, transfers, assigns, bargains, sells and conveys a security interest in the same to Mortgagee for the purposes set forth hereunder and Mortgagee shall be vested with all rights, power and authority granted hereunder or by law to Mortgagee with respect thereto.

TO HAVE AND TO HOLD the above granted and bargained Mortgaged Property, with the privileges and appurtenances thereof, unto Mortgagee, its successors and assigns forever, to Mortgagee and its own proper use and behoof. Mortgagor does for itself and its successors and assigns also covenant with Mortgagee, its successors and assigns, that at and until the ensealing of these presents Mortgagor is well seized of the Mortgaged Property that comprises real estate as a good indefeasible estate in FEE SIMPLE; and has good right to bargain and sell the same in manner and form as above written; and that the same is free from all encumbrances whatsoever, except for the encumbrances set forth on Schedule “A” (the “Permitted Encumbrances”).

AND FURTHERMORE, Mortgagor does by these presents bind itself and its successors and assigns forever to warrant and defend the above granted and bargained Mortgaged Property to Mortgagee, its successors and assigns, against all claims and demands whatsoever, except as aforesaid.

THE CONDITION OF THIS DEED IS SUCH THAT, WHEREAS, the Mortgagor is justly indebted to Mortgagee pursuant to its promissory note dated of even date herewith in the principal amount of THIRTY MILLION and 00/100 ($30,000,000.00) DOLLARS (as amended, restated, extended, supplemented or reconstituted from time to time, together with any note or notes given in substitution or replacement thereof, collectively, the “Note”), a copy of which Note is attached hereto and made a part hereof as Schedule “B.”

(2)

AND, WHEREAS, IN CONSIDERATION THEREOF, AND IN ORDER MORE FULLY TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR HEREBY REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

I.

COVENANTS OF MORTGAGOR

1.1. Competence to Execute Loan Documents. Mortgagor is a limited liability company in existence in the State of Delaware and has full power and authority to execute and deliver the Note, this Mortgage, all Financing Agreements (as hereafter defined) and all other agreements and documents required of Mortgagor, to Mortgagee, and the execution and delivery of the same is not in violation of and will not result in a default (or with the giving of notice or the passage of time, or both, would constitute such a default) pursuant to any agreements or understanding, whether written or oral, which Mortgagor has or may have with any person or entity. Mortgagor’s execution and delivery of the same has been duly authorized.

1.2. Legal Tender and Application of Payments. Mortgagor shall pay the entire indebtedness stated in the Note together with all other amounts due and owing by Mortgagor to Mortgagee pursuant to the other Financing Agreements (collectively, the “Indebtedness”), including, but not limited to, all outstanding principal and the interest thereon in lawful money of the United States at the times and in the manner set forth in the Note and herein.

Unless applicable law provides otherwise, all payments received by Mortgagee under the Note and this Mortgage, at the option of Mortgagee, shall be applied by Mortgagee in the following order:

(a) to the then outstanding charges and expenses incurred by Mortgagee in sustaining and/or enforcing any security granted to Mortgagee in connection with the Note and as otherwise provided herein and in the Financing Agreements;

(b) to the then outstanding late charges imposed against Mortgagor in connection with the Loan (as hereinafter defined) evidenced by the Note;

(c) to any unpaid and accrued interest; and then

(d) to the outstanding principal Indebtedness of Mortgagor in favor of Mortgagee.

1.3. Taxes, Assessments and Other Charges. Mortgagor shall pay and discharge (or cause the tenants of the Premises to pay and discharge) promptly, before the same shall become delinquent, all taxes, assessments, sewer rents, water rates and other charges of any kind now or hereafter levied or assessed upon the Mortgaged Property or any part thereof, or upon the Note, or upon the interest of Mortgagee in the Mortgaged Property (hereinafter collectively referred to as the “Impositions”); and upon request of Mortgagee, Mortgagor shall exhibit to Mortgagee receipts for the payment of all Impositions prior to the date when the same shall become delinquent. Mortgagor shall not be required to pay, discharge or remove any Imposition so long as Mortgagor contests in good faith such Imposition or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Property or any portion thereof; provided, however, that prior to the date on which such Imposition would otherwise have become delinquent Mortgagor shall have given Mortgagee prior notice of such contest and deposited with Mortgagee an amount equal to at least 100 percent of the total of (1) the balance of such Imposition then remaining unpaid, and (2) all interest, penalties, costs and charges accrued or accumulated thereon. Mortgagor shall increase such deposit as and when necessary in order for such deposit to continue at all times to be not less than 100 percent of the total of such clauses (1) and (2). Any such contest shall be prosecuted with due diligence, and Mortgagor shall promptly pay the amount of such Imposition as finally determined, together with all interest and penalties payable in connection therewith. Mortgagee shall have the full power and authority to apply any amount deposited with Mortgagee under this Section to the payment of any unpaid Imposition in order to prevent the sale or forfeiture of the Mortgaged Property for non-payment thereof. Mortgagee shall bear no liability, however, for failure to so apply any amount deposited hereunder unless Mortgagor requests the application of such amount to the payment of the particular Imposition for which such amount was deposited. Any surplus retained by Mortgagee after payment of the Imposition for which a deposit was made shall be repaid to Mortgagor (without interest) unless an Event of Default (as hereafter defined) shall have occurred under the provisions of this Mortgage, in which case said surplus may be retained by Mortgagee to be applied to the Indebtedness in such order and manner as Mortgagee may reasonably determine. Notwithstanding any provision of this Section to the contrary, Mortgagor shall pay any Imposition which it might otherwise be entitled to contest if, in the sole discretion of Mortgagee, the Mortgaged Property is in jeopardy or in danger of being forfeited or foreclosed. If Mortgagor refuses to pay any such Imposition, Mortgagee may (but shall not be obligated to) make such payment and Mortgagor shall reimburse Mortgagee on demand with interest at the rate accruing on the Note.

(3)

1.4. Insurance.

(a) Hazard Insurance. Mortgagor shall keep the Mortgaged Property and any and all alterations, rebuilding, replacements and additions thereto, insured for the benefit of Mortgagee pursuant to policies which shall include coverage of not less than coverage encompassed by Special Property Form (All Risk), all in formats reasonably approved by Mortgagee and in an amount equivalent to one hundred percent (100%) of the full insurable value thereof with such insurance to provide for the full replacement cost excluding the footings and foundations below the lower basement floor undersurface, or if there is no basement, that surface which is below ground level; without deduction for depreciation. All policies shall also include an “agreed amount endorsement if applicable to the construction phase.” Such insurance shall not contain any clause which would result in the insured thereunder being required to carry insurance with respect to the property covered thereby in an amount equal to the minimum specific percentage of the full replacement cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss under such policy. All insurance herein provided for shall cite Mortgagee as a first mortgagee/loss payee and shall be obtained by Mortgagor (notwithstanding the procurement of other insurance policies by other persons or parties and relating to the Mortgaged Property) and carried in companies reasonably approved by or reasonably satisfactory to Mortgagee. Notwithstanding the foregoing, Mortgagor shall have the right of free choice in the selection of the agent or insurer through or by which the insurance required hereunder is to be placed; provided, however, said insurer must be authorized to write such insurance in the State of Connecticut, must have a licensed resident agent in this State and must have, at all times while this Mortgage is in effect, a general policyholder’s rating of A-, A or A+ in Best’s latest rating guide. All policies, including additional and renewal policies, shall contain, to the extent available, an agreement by the insurer that such policy shall not be modified or cancelled without at least thirty (30) days prior written notice to Mortgagee, and all renewal policies, marked premium paid, shall also be delivered to Mortgagee at least thirty (30) days before the expiration thereof. All policies, including additional and renewal policies, shall be payable, in case of loss or damage, to Mortgagee as the first mortgagee, and shall contain the standard mortgage endorsement and non-contributing mortgagee clause as well as standard waiver of subrogation endorsement, and waiver of other endorsements, as Mortgagee may reasonably require from time to time, all to be in form reasonably acceptable to Mortgagee and shall be supplied to Mortgagee together with a paid receipted bill for a minimum of a one year premium. If Mortgagee shall in any manner acquire title to the Mortgaged Property, it shall thereupon become the sole and absolute owner of all insurance policies held by or required hereunder to be delivered to Mortgagee, with the sole right to collect and retain all unearned premiums and dividends. In the event of any loss, Mortgagor will give immediate notice thereof to Mortgagee. Mortgagor hereby authorizes Mortgagee, at its option, and is hereby constituted and appointed the true and lawful attorney-in-fact of Mortgagor, in the name and stead of Mortgagor, but in the uncontrolled discretion of said attorney, to collect, adjust and compromise any losses under any of the insurance policies, to endorse Mortgagor’s name on any document or instrument in payment of any insured loss and, after deducting the costs of collection, to apply the proceeds, at Mortgagee’s sole option, as follows: (i) as a credit upon the indebtedness secured hereby, whether or not the same shall be then due and payable, or (ii) to repairing or restoring the Mortgaged Property or any part thereof, in which event, Mortgagee shall not be obligated to see to the proper application thereof, nor shall the amount so released or used be deemed a payment on any Indebtedness as secured hereby. The Mortgagee reserves the right to increase the amount of any insurance coverage required hereunder to an amount deemed reasonably necessary by the Mortgagee in accordance with the then customary requirements of institutional mortgagees of similar properties in similar areas as the Premises and to reasonably approve the form and content of all insurance policies evidencing such coverage. Any failure on the part of the Mortgagee to secure physical evidence of any insurance required herein shall not relieve the Mortgagor of its responsibilities hereunder.

(b) Liability Insurance. Mortgagor shall obtain, carry and maintain such commercial general liability and indemnity insurance as may be reasonably required from time to time by Mortgagee in forms and with companies reasonably approved by Mortgagee, and in an amount of not less than $1,000,000 per occurrence/$2,000,000 aggregate with $3,000,000 of umbrella liability coverage written on an occurrence basis with a broad form endorsement. Such insurance policies or certificates thereof, including renewals thereof, shall be deposited with Mortgagee and shall contain a provision designating Mortgagee as an additional insured party and provide, to the extent available, for not less than thirty (30) days written notice to Mortgagee prior to any cancellation thereof or material change therein.

(4)

(c) Other Insurance. Mortgagee may, at its option, require Mortgagor to obtain such additional insurance as may be reasonably necessary in forms, amounts, substance and with companies, institutions or persons reasonably satisfactory to Mortgagee. Such insurance shall provide coverage for, but not be limited to: earthquakes, including subsidence; errors and omissions; fidelity bond insurance; and/or such other insurance reasonably requested by Mortgagee from time to time. If at any time, the Mortgaged Property shall be deemed to be “nonconforming” due to the enactment of any building code, ordinance or regulation, Mortgagor shall immediately insure the Mortgaged Property against: (i) contingent liability from the operation of any such building laws; (ii) demolition insurance; (iii) increased cost of construction insurance; and (iv) increased time to rebuild insurance protection, all in such formats and amounts as shall be reasonably satisfactory to Mortgagee.

If, at any time during the term of this Mortgage, including any extensions thereof, the area in which the Premises, or any part thereof, is located is designated as a “flood prone” area pursuant to the Flood Disaster Protection Act of 1973, or any amendment or supplements thereto, or if such area is identified on official flood maps published by the Department of Housing and Urban Development as either an “A,” “A1-30,” “AE,” “A99,” “AO,” “V,” “V1-30,” “VE,” “VO,” “M,” or “E,” “flood” area/zone, then, in such event, Mortgagor shall promptly obtain flood insurance (or a formal policy application and evidence as to its payment of the full initial annual premium therefor in the event such determination is made immediately prior to the date hereof and during such initial insurance acquisition waiting period) in an amount equal to that coverage available pursuant to regulations adopted from time to time by the National Flood Insurance Program or the amount of indebtedness hereby secured, whichever is less, and shall otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. Mortgagor further covenants and agrees to fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may be amended from time to time, and any other law, order, rule, ordinance or regulation concerning flood insurance, to the extent that the same apply to the Premises, or any part thereof.

1.5. Eminent Domain. In the event that the whole or any part of the Mortgaged Property shall be taken by eminent domain, or in the event of any alteration of the grade of any street or highway, or of any other injury to or decrease in value of the Mortgaged Property, or in the event of the reacquisition of the whole or any part of the Mortgaged Property pursuant to the terms of any redevelopment plan or agreement affecting the Mortgaged Property or if any agreement shall be made between Mortgagor and any entity vested with the power of eminent domain, any and all awards and payments on account thereof shall be deposited with Mortgagee. Mortgagor shall give Mortgagee immediate notice of the actual or threatened commencement of any of the foregoing proceedings, and shall deliver to Mortgagee copies of all papers served in connection with any such proceedings. The Mortgagee shall have the right to intervene and participate jointly with Mortgagor in any proceedings for and in connection with any such taking, unless such intervention shall be prohibited by the court having jurisdiction over such taking, in which event Mortgagor shall consult with Mortgagee in connection with such proceedings; and Mortgagor shall not enter into any agreement with regard to the Mortgaged Property or any award or payment on account thereof unless Mortgagee shall have consented thereto in writing, which consent shall not be unreasonably withheld. Upon the occurrence and during the continuation of an Event of Default Mortgagor hereby appoints Mortgagee its Attorney-in-Fact, coupled with an interest, and authorizes and empowers such Attorney, at Mortgagee’s option, on behalf of Mortgagor, to adjust, compromise or settle the claim for any such award or payment, to collect, receive and retain the proceeds thereof, and to give proper receipts therefor. Mortgagor further agrees, on request, to make, execute, and deliver to Mortgagee any and all assignments and other instruments, as Mortgagee may reasonably require, to confirm or assign all such awards and payments to Mortgagee free and clear of any and all encumbrances of any nature whatsoever.

(5)

Notwithstanding any such taking, alteration of grade, other injury to or decrease in value of the Mortgaged Property, or reacquisition of title, or agreement, Mortgagor shall continue to pay interest on the principal sum secured hereby at the rate provided in the Note, and to make any and all payments required by said Note and this Mortgage. Any reduction in the principal sum resulting from the application by Mortgagee of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such application. The proceeds of any award or payment, after deducting the expenses of collection, including, but not limited to, the counsel fees, other costs and disbursements, reasonably incurred by Mortgagee, may be applied by Mortgagee, at its option, toward payment of the indebtedness secured hereby whether or not the same shall be then due or payable, or be paid over wholly or in part to Mortgagor for the purposes of altering or restoring any part of the Mortgaged Property which may have been damaged as a result of any such taking, alteration of grade, or other injury to the Mortgaged Property, or for any other purpose or object satisfactory to Mortgagee, but Mortgagee shall not be obligated to see to the proper application of any amount paid over to Mortgagor, nor shall the amount so paid over to Mortgagor be deemed a payment on any indebtedness secured hereby.

If prior to the receipt by Mortgagee of such award or payment, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive said award or payment to the extent of the debt secured by this Mortgage remaining unsatisfied after such sale of the Mortgaged Property, with interest thereon at the rate set forth in the Note, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and to the extent of the counsel fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment.

1.6. Intentionally Omitted.

1.7. Statement on Encumbrances. Upon request by Mortgagee, Mortgagor shall make all reasonable efforts to obtain from all persons hereafter having or acquiring any interest in or encumbrance on the Mortgaged Property or any part thereof, a writing, duly acknowledged and stating the nature and extent of such interest or encumbrance and that the same is subordinate to this Mortgage (if the same be the case) and that no offsets or defenses exist in favor thereof against this Mortgage or the Note secured hereby, and Mortgagor shall deliver such writing to Mortgagee.

1.8. Books, Records and Accounts. Mortgagor will keep and maintain or will cause to be kept and maintained proper and accurate books, records and accounts reflecting all items of income and expense in connection with the ownership and operation of the Mortgaged Property or any part thereof, including, but not limited to, any services, equipment or furnishings provided in connection therewith, whether such income or expenses be realized by Mortgagor or by any other person or entity whatsoever through and under Mortgagor and will furnish the same to Mortgagee upon reasonable request. Mortgagee or its designee shall have the right from time to time at all times during normal business hours and upon reasonable prior written notice to examine such books, records and accounts at the office of Mortgagor or other person or entity maintaining such books, records and accounts and to make such copies or extracts thereof as Mortgagee shall desire.

1.9. Right to Enter Premises. Mortgagor hereby grants to Mortgagee and any persons authorized by Mortgagee the unobstructed right to enter and inspect the Mortgaged Property at all reasonable times upon reasonable advance notice during normal business hours, subject to the rights of tenants under their leases at the Mortgaged Property.

1.10. Protection of Mortgage Lien. Mortgagor shall pay all costs and expenses, including reasonable counsel fees, incurred by Mortgagee in protecting, sustaining or enforcing the lien of this Mortgage. Mortgagor shall indemnify and hold Mortgagee harmless from all such costs and expenses, including, but not limited to, reasonable counsel fees, recording fees, costs of title searches, continuation of abstract and preparation of survey, incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in which Mortgagee may be a party by reason hereof, including, but not limited to, condemnation, bankruptcy and administrative proceedings, as well as any other proceedings wherein proof of claim is required to be filed or in which it becomes necessary, in Mortgagee’s sole opinion, to defend or uphold the terms and priority of this Mortgage. All money paid or expended by Mortgagee in that regard, together with interest thereon from the date of such payment at the rate set forth in the Note, shall be additional indebtedness secured hereby and shall be immediately and without notice due and payable to Mortgagee by Mortgagor.

1.11. Waiver of Liens. Mortgagor shall furnish to Mortgagee all such waivers and releases of liens or claims upon any Service Equipment as Mortgagee may reasonably require and shall keep and maintain the Mortgaged Property free from the claim of all persons supplying labor or materials in connection with the construction or repair of any building on the Premises, to the extent applicable. If any mechanic’s lien is filed against the fee interest in the Mortgaged Property for work done by or on behalf of Mortgagor, Mortgagor shall cause, at its sole cost and expense, the same to be released and discharged of record or otherwise secured to Mortgagee’s reasonable satisfaction within thirty (30) days after the date of filing thereof.

(6)

1.12. Right to Cure. Mortgagor agrees that, at Mortgagee’s option, in case Mortgagor shall fail to pay the same when due, Mortgagee may pay any expense or item (including, but not limited to, taxes, rates, assessments, other charges, insurance premiums, maintenance and repair expenses, and expenses incurred in protection of the lien of this Mortgage) which Mortgagor herein agrees to pay; and may perform any acts or covenants which Mortgagor herein agrees to perform and shall fail to perform, and may add the same, and the expense thereof, including, but not limited to, reasonable counsel fees and other costs, charges and disbursements incurred by Mortgagee in connection therewith, to the Indebtedness or may, at its option, deduct the same from any part of money thereafter advanced and Mortgagor agrees to repay on demand, the same to Mortgagee, together with interest thereon at the rate set forth in the Note, from the date on which such payment or expense is made or incurred by Mortgagee, and the same shall be a lien upon the Mortgaged Property prior to any right, title, interest, lien or claim thereto or thereon attaching or accruing subsequent to the lien of this Mortgage and shall be deemed to be secured by this Mortgage.

1.13. Reliance on Documents. Mortgagor covenants that Mortgagee, in making any payment herein authorized in the place and stead of Mortgagor which (i) relates to taxes, assessments, or any other Impositions and any other governmental or municipal charges, fines, impositions or liens asserted against the Mortgaged Property, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; or (ii) relates to insurance premiums, may do so according to any notice, bill, statement or estimate procured from the appropriate insurer without inquiry into the accuracy or validity thereof; or (iii) relates to any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the legality or validity of same; or (iv) relates to the expense of repairs or replacement of any buildings, improvements, Service Equipment or any other Mortgaged Property, shall be the sole judge of the state of repairs and the necessity for incurring the expense of any such repairs or replacement, which judgment shall be exercised reasonably; or (v) otherwise relates to any other purpose not specifically enumerated in this Article, may do so whenever, in its reasonable judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage, and provided further that, in connection with any such payment, Mortgagee, at Mortgagee’s option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the costs and expenses of which shall be repayable by Mortgagor upon demand and shall be secured hereby.

1.14. Indemnification. Mortgagor expressly agrees that any and all expenses incurred in connection with the Indebtedness shall be paid by Mortgagor, including, but not limited to, recording fees, and Mortgagee’s reasonable attorneys’ fees and out-of-pocket expenses and disbursements. Mortgagor agrees to pay all such fees and indemnify and save Mortgagee harmless against the claims of any persons claiming any fees, reimbursements and/or costs arising out of the Indebtedness. Mortgagor shall indemnify, defend and hold Mortgagee and Mortgagee’s directors, officers, employees and agents harmless from and against and reimburse them on demand for all actual claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including reasonable attorneys’ fees and amounts paid in settlement) which may be imposed upon, asserted against, or incurred or paid by any of them (a) by reason of, on account of or in connection with any act or occurrence relating to the Mortgaged Property or any bodily injury, death, other personal injury or property damage occurring in, upon or in the vicinity of the Premises through any cause whatsoever, (b) as a result of the failure of Mortgagor to perform any of its obligations under any of the Financing Agreements, or (c) on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property, this Mortgage any Financing Agreement or the Indebtedness, except as a result of the gross and willful misconduct or negligence of Mortgagee or Mortgagee’s breach of its obligations under any Financing Agreement. Mortgagor shall indemnify and repay Mortgagee immediately upon demand for any reasonable expenditures or amounts reasonably advanced by Mortgagee at any time under the Financing Agreements, except that principal and interest under the Note shall be paid in accordance with the terms set forth in the Note.

1.15. Maintenance and Repair. Mortgagor shall maintain the Mortgaged Property in good condition, working order and repair (except for matters which are the responsibility of a tenant under a lease at the Mortgaged Property), and shall not commit or suffer any waste thereon.

1.16. Alteration and Demolition. Mortgagor agrees that no building or other property now or hereafter covered by the lien of this Mortgage shall be removed or demolished in any material manner that diminishes its value without first obtaining Mortgagee’s prior written consent.

(7)

1.17. Restrictions on Sale and Use of Premises and Collateral. (a) Mortgagor will not sell, pledge, mortgage, grant a deed or trust, or otherwise encumber, suffer change in title or ownership of, or otherwise transfer, or vest title in anyone other than Mortgagor to, all or any part of the Mortgaged Property or any other collateral granted to the Mortgagee as security for the Loan or any other indebtedness or obligation owed by the Mortgagor to the Mortgagee, while any part of the Indebtedness secured hereby remains unpaid, except with Mortgagee’s prior written consent. A “transfer” of the Mortgaged Property includes: (a) the direct or indirect sale, transfer or conveyance of the Mortgaged Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Mortgaged Property; (c) if Mortgagor, or any general partner or member of Mortgagor, is a corporation, partnership, limited liability company or other business entity, the transfer of a controlling interest (whether in one transaction or a series of transactions) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity except for Permitted Transfers (as hereinafter defined); (d) if Mortgagor, or any general partner or member of Mortgagor, is a corporation, the creation or issuance of new stock by which an aggregate of more than ten percent (10%) of such corporation’s stock shall be vested in a party or parties who are not now stockholders; and (e) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases. Further, unless required by applicable law or unless Mortgagee has otherwise agreed in writing, not to be unreasonably withheld, Mortgagor shall not allow changes in the nature of the uses and occupancy for which the Premises were intended on the date of this Mortgage. For the purposes of this Section 1.17, a “Permitted Transfer” shall include any of the following: Mortgagor and its members (or the members of a member of Mortgagor) may transfer their interests to each other or (directly or indirectly) to family members or trusts for the benefit of family members or to trust beneficiaries.

1.18. Independence of Premises. Mortgagor shall not by act or omission permit any building or other improvements on the Premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement for the existence of such premises or such building or improvement; and no building or other improvement on the Premises shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement.

1.19. Compliance with Local, State and Federal Regulations. Respecting the Mortgaged Property and the use and operation thereof, Mortgagor shall at all times remain in compliance with all federal, state and local laws and ordinances with respect to the conduct of Mortgagor’s business or business operations, and Mortgagor and any guarantor of the Indebtedness are not and shall not be at any time in violation of any zoning, environmental protection (including, without limitation, air pollution, water pollution, and inland wetland proscriptions), health, occupation, safety or other law, regulation or order with respect to the Mortgaged Property.

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1.20 Assignment of Lease and Rents. Mortgagor absolutely and unconditionally grants, transfers, and assigns to the Mortgagee (i) any and all leases, tenancies, rental or occupancy agreements, whether or not in writing and whether or not recorded, with any and all amendments thereto, which now or hereafter cover, encumber or affect a portion or all of the Premises, (ii) any extensions and renewals thereof, (iii) any guarantees of the lessee’s obligations thereunder, (iv) all rents, income and profits arising therefrom, and (v) the Mortgagor’s right, power and authority to alter, modify, change or terminate the term thereof or accept a surrender thereof or cancel the same or waive or release the lessee from its performance or observance of its obligations thereunder or to anticipate rents or any other payments thereunder, other than those in the nature of a security deposit, for more than thirty (30) days prior to accrual, without the prior written consent of the Mortgagee, except as expressly set forth in this Assignment. All of the foregoing are collectively referred to as the “Lease”. This Assignment secures (i) payment of all sums now or at any time hereafter due the Mortgagee under the Note, (ii) performance of all obligations under the Mortgage, and (iii) the performance and discharge of each and every obligation, covenant and agreement contained herein, in the Note, the Mortgage as the same may be modified from time-to-time, and every obligation, covenant and agreement of the Mortgagor to the Mortgagee while the indebtedness under the Note is outstanding. The Mortgagor shall have the right to collect, but not more than thirty (30) days prior to accrual (except for payments in the nature of security), all rents, issues and profits from the Premises and to retain, use and enjoy the same, so long as there is no default that continues beyond any applicable grace period in the payment of any indebtedness secured hereby or in the performance of any obligation, covenant or agreement contained herein or in the Note, the Mortgage or any other instrument securing the indebtedness evidenced by the Note. The Mortgagee is not obligated to perform or discharge any obligation under the Lease or under or by reason of this Assignment. The Mortgagor agrees to indemnify the Mortgagee against and hold it harmless from all actual liability, loss or damage which it might incur under the Lease or under or by reason of this Assignment and from all claims and demands which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of the Lease, except if due to the gross negligence or willful misconduct of Mortgagee. The Mortgagor agrees to reimburse the Mortgagee if the Mortgagee incurs any such liability, loss or damage under the Lease or under or by reason of this Assignment, or in defense of any such claims or demands, the reasonable amount thereof, including reasonable costs, expenses and reasonable attorneys’ fees, together with interest thereon at the default rate set forth in the Note, immediately upon demand. The Mortgagee is not obligated to perform or discharge any obligation under the Lease or under or by reason of this Assignment. The Mortgagor agrees to indemnify the Mortgagee against and hold it harmless from all actual liability, loss or damage which it might incur under the Lease or under or by reason of this Assignment and from all claims and demands which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of the Lease, except if due to the gross negligence or willful misconduct of Mortgagee. The Mortgagor agrees to reimburse the Mortgagee if the Mortgagee incurs any such liability, loss or damage under the Lease or under or by reason of this Assignment, or in defense of any such claims or demands, the reasonable amount thereof, including reasonable costs, expenses and reasonable attorneys’ fees, together with interest thereon at the default rate set forth in the Note, immediately upon demand. In addition to all other rights the Mortgagee may have at law or in equity, the Mortgagee may assign its rights hereunder to any subsequent holder of the Note or the Mortgage. Upon or at any time after default, subject to the giving of notice and the expiration of the applicable grace period, in the payment of any indebtedness secured hereby or in the performance of any obligation, covenant or agreement contained herein or in the Note, the Mortgage, or in the landlord’s material covenants in the Lease (which remains uncured at the end of any applicable grace period), the Mortgagee may, at its option, without notice, and without regard to the adequacy of the security for the indebtedness secured hereby, in person or by an agent, with or without bringing any action, suit or proceeding but in a commercially reasonable manner: (A) enter upon and take possession of the Premises; (B) have, hold, manage, lease and operate the Premises on such terms, employing such management agents and for such period of time as Mortgagee deems proper; (C) collect and receive all rents, issues and profits of the Premises, including those past due; (D) make alterations, renovations, repairs or replacements to the Premises as it deems proper; (E) make, enforce, modify, and accept the surrender of the Lease; (F) fix or modify rents provided same are in keeping with market rents for the Premises; (G) do all things required of or permitted to the landlord under the Lease; and (H) do any acts which the Mortgagee deems proper to protect the security hereof until the indebtedness secured hereby is satisfied in full. After a default that remains uncured after applicable notice and the end of any applicable grace period, either with or without taking possession of the Premises, the Mortgagee may, in its own name, sue for or otherwise collect and receive all rents, issues and profits, including those past due and unpaid, and apply the same, less reasonable costs and expenses of operation and collection, including reasonable attorneys’ fees, management agents’ fees, and, if the Mortgagee manages the Premises with its own employees, an amount equal to the customary management agents’ fees charged for similar property in Norwalk, Connecticut upon any indebtedness secured hereby in such order as the Mortgagee determines. The Mortgagee is not accountable for more monies than it actually receives from the Premises, nor shall it be liable for failure to collect rents for any reason. It is the intention of the parties hereto that an entry by the Mortgagee upon the Premises under the terms of this instrument does not constitute the Mortgagee a “mortgagee in possession” in contemplation of law, except at the option of the Mortgagee. The Mortgagor agrees to facilitate, in all reasonable ways, any action taken by the Mortgagee under this paragraph and the Mortgagor shall, upon demand by the Mortgagee, execute a written notice to each lessee and occupant directing that rent and all other charges be paid to the Mortgagee.

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II.

SECURITY AGREEMENT

2.1. Creation of Security Interest. This Mortgage shall constitute a Security Agreement within the meaning of the Code with respect to all sums on deposit with Mortgagee hereunder (“Deposits”) and with respect to any property included in the definition herein of the words “Mortgaged Property,” which interests or property may not be deemed to form a part of the real estate described in Schedule “A” or may not constitute a “fixture” (within the meaning of the Code), and all Service Equipment and all replacements of and substitutions for such property and interests, additions to such property, and the proceeds thereof (said property, interests, replacements, substitutions, the proceeds thereof being sometimes herein collectively referred to as the “Collateral”). A security interest in and to the Collateral is therefore hereby granted to Mortgagee. The Deposits and all of Mortgagor’s right, title and interest therein are hereby assigned to Mortgagee. The foregoing rights and Collateral are hereby granted or assigned to Mortgagee to secure payment of the entire indebtedness secured hereunder and to secure performance by Mortgagor of the terms, covenants and provisions hereof. Accordingly, in addition to any other rights and remedies availed to Mortgagee hereunder, Mortgagee shall have all the rights of a “secured party” under the Code, as amended from time to time.

2.2. Warranties, Representations and Covenants of Mortgagor. Mortgagor hereby warrants, represents and covenants as follows:

(a) The Collateral shall be kept on or at the Premises to the extent it is used in the physical operation of the Premises, and Mortgagor shall not remove the Collateral from the Premises without the prior consent of Mortgagee, except in the ordinary course of business or as otherwise provided herein. Mortgagor shall execute, deliver, file and refile any financing statements, continuation statements, or other security agreements which Mortgagee may require from time to time to confirm the continuing lien of this Mortgage with respect to such property.

(b) The Mortgagor shall not change its name, identity, or its management while the Indebtedness remains outstanding without the prior written consent of the Mortgagee, subject to Section 1.17 hereof. In the event of any change in name, management, or identity of Mortgagor which is authorized hereunder, Mortgagor shall promptly, after written request, execute such UCC forms or statements as are deemed by Mortgagee or required pursuant to the Code to be necessary to maintain the continuing priority of Mortgagee’s lien upon the Collateral, including future replacements thereof, and shall pay all expenses in connection with the filing and recording thereof.

(c) To the extent permitted by law, Mortgagor hereby authorizes Mortgagee to sign and file financing or continuation statements at any time with respect to any of the Collateral, without such financing statements being executed by or on behalf of Mortgagor. Mortgagor also irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral now or hereafter covered by this Mortgage. Notwithstanding the foregoing, Mortgagor shall execute or cause to be executed, such additional or alternate financing or continuation statements reasonably required by Mortgagee and shall reimburse Mortgagee for all costs and expenses of any kind incurred in connection therewith, including, without limitation, Mortgagee’s attorney’s fees.

2.3. Financing Statements. A carbon, photographic or other reproduction of this Mortgage or any financing statement relating to this Mortgage shall be sufficient as a financing statement within the meaning of the Code. This Mortgage is effective and shall be effective as a financing statement filed as a fixture filing with respect to the Service Equipment, Collateral and any and all goods which are or are to become fixtures included within the Mortgaged Property as shall be filed for record in the applicable land records. The mailing address of Mortgagee and the address of Mortgagor from which information concerning the security interest may be obtained are set forth on the cover sheet hereof and in the section hereof entitled “Notices.”

III.

ENVIRONMENTAL MATTERS

3.1. Representations and Indemnity. As of the date hereof, Mortgagor represents and warrants, and covenants, as applicable, with respect to the matters set forth in Sections 3.1(a) through 3.1(g) below.

(a) No Hazardous Substances (as hereinafter defined) have been, are or shall be generated, treated, stored or disposed of, or otherwise deposited in or located on the Premises in violation of the Environmental Laws, including without limitation the surface and subsurface waters of the Premises, by Mortgagor or by anyone under Mortgagor’s control during Mortgagor’s term of ownership of the Premises. The term “Hazardous Substances”, as used herein, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychorinated biphenyls (PCB’s), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous waste, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority;

(10)

(b) No activity has been, is or shall be undertaken on the Premises by Mortgagor or by anyone under Mortgagor’s control during Mortgagor’s term of ownership of the Premises which has caused or would cause (1) the Premises to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Premises within the ambit of, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., as the same may be amended from time to time (“RCRA”), or any similar state laws, regulations or local ordinances, (2) a release or threatened release of hazardous waste from the Premises within the ambit of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601-9657, as the same may be amended from time to time (“CERCLA”), or the Toxic Substances Control Act, 15 U.S.C. §§2601-2629 (“TSCA”), or any similar state laws, regulations or local ordinances, or (3) the discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., or the Clean Air Act, 42 U.S.C. §7401, et seq., or any similar state laws, regulations or local ordinances;

(c) During its term of ownership, neither Mortgagor nor to Mortgagor’s knowledge, has any tenant or other occupant of the Premises, caused or suffered to occur and Mortgagor shall not hereafter cause or suffer to occur, a discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste, as those terms are used in Chapter 446k of the Connecticut General Statutes, Revision of 1958, as the same may be amended from time to time (the “Environmental Act”), at, upon, under or within the Premises or any contiguous real estate which has been included in the property description of the Premises within the preceding three years, and during the term of its ownership of the Premises, neither Mortgagor, nor any tenant or other occupant of the Premises, has been, is or shall be involved in operations at the Premises, nor are there or shall there be any substances or conditions in or on the Premises, which could support a claim or cause of action or lead to the imposition on Mortgagor or any other owner or operator of the Premises of liability or the creation of a lien on the Premises, under RCRA, CERCLA, TSCA, the Environmental Act, or any other Federal, state or local environmental laws, regulations or ordinances (collectively, the “Environmental Laws”);

(d) Mortgagor shall comply in all material respects with the requirements of the Environmental Laws and, upon becoming aware shall notify Mortgagee promptly in the event of any spill or contamination upon the Premises, and shall promptly forward to Mortgagee copies of all orders, notices, permits, applications or other communications and reports in connection with any such spill or any other matters relating to the Environmental Laws as they may affect the Premises;

(e) In the event of a change in circumstances during Mortgagor’s term of ownership of the Premises relating to the current environmental condition of the Premises that gives Mortgagee a reasonable belief that the Premises is in violation of applicable Environmental Law by reason thereof, Mortgagor agrees that Mortgagee may, after ten (10) days written notice to Mortgagor, perform such additional environmental due diligence, from time to time, as Mortgagee deems reasonably necessary under the circumstances in its judgment at Mortgagor’s reasonable expense. The failure of Mortgagor to commence to satisfy the requirements of Mortgagee pursuant to this provision within thirty (30) days after written notice thereof shall be deemed an Event of Default hereunder;

(f) Mortgagor does hereby agree to, and shall, indemnify and hold harmless Mortgagee, and its parent company and their respective directors, officers, employees, agents, successors and assigns forever, from and against all claims, demands, losses, liabilities, damages, actual costs, expenses, penalties, fines and judgments, including reasonable attorneys’ fees, paid or incurred by Mortgagee or its parent company in connection with, (1) a violation of the Environmental Laws, including without limitation the assertion of any lien thereunder, during Mortgagor’s term of ownership of the Premises; or (2) any spill or contamination in violation of the Environmental Laws affecting the Premises whether or not the same originates or emanates from the Premises or any such contiguous real estate during Mortgagor’s term of ownership of the Premises; or (3) the direct or indirect installation, use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance in violation of the Environmental Laws during Mortgagor’s term of ownership of the Premises on, under or about the Premises or any portion thereof, which occurs while Mortgagor holds title to the Premises, the costs of any required or necessary repair, cleanup or detoxification, and the costs of the preparation and implementation of any closure, remedial or other required plans. This indemnity shall survive the satisfaction, release or extinguishment of the lien of this Mortgage including any extinguishment of such lien by foreclosure or deed in lieu thereof;

(11)

(g) In the event of any spill affecting the Premises during Mortgagor’s term of ownership thereof, whether or not the same originates or emanates from the Premises or any such contiguous real estate that give Mortgagee a reasonable belief that the Premises is in violation of applicable Environmental Law by reason thereof, and/or if Mortgagor shall fail to comply with its obligations under this Section 3.1 with respect to any of the requirements of the Environmental Laws, Mortgagee may, at its election, but without the obligation so to do (or to continue to do so if it commences to do so), after ten (10) days written notice to Mortgagor, give such notices and/or cause such work to be performed at the Premises and/or take any and all other actions as Mortgagee shall reasonably deem necessary or advisable in order to remedy said spill or cure said failure of compliance, and any reasonable amounts paid as a result thereof, together with interest thereon from the date of payment by Mortgagee and until paid shall be added to and become a part of the indebtedness secured by this Mortgage.

3.2. Remedial Work.

(a) If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, the “Remedial Work”) is required, or reasonably necessary to cure a violation of applicable Environmental Law because of or in connection with the current presence, or release of a Hazardous Substance by Mortgagor or anyone under Mortgagor’s control into the air, soil, ground water, surface water, or soil vapor on, under or about the Premises or any portion thereof, Mortgagor shall promptly commence and diligently prosecute to completion all the Remedial Work. In all events, the Remedial Work shall be commenced within sixty (60) days after any demand therefor by Mortgagee or such shorter period as may be required under any applicable Environmental Law.

(b) All the Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer, each approved in advance by Mortgagee, which approval shall not be unreasonably withheld. All costs and expenses of the Remedial Work and Mortgagee’s monitoring or review of the Remedial Work (including reasonable attorneys’ fees) shall be paid by Mortgagor. If, after ten (10) days written notice from Mortgagee, Mortgagor does not timely commence and diligently prosecute to completion the Remedial Work, Mortgagee may (but shall not be obligated to) cause the Remedial Work to be performed. Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable advances and expenses (including reasonable attorneys’ fees) relating to or incurred by Mortgagee in connection with monitoring, reviewing or performing any Remedial Work.

(c) Except with Mortgagee’s prior consent, Mortgagor shall not commence any Remedial Work or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might, in Mortgagee’s reasonable judgment, impair the value of Mortgagee’s security hereunder. Mortgagee’s prior consent shall not be required, however, if the presence or threatened presence of Hazardous Substances on, under or about the Premises poses an immediate threat to the health, safety or welfare of any person or is of such a nature that an immediate remedial response is necessary, and it is not possible to obtain Mortgagee’s prior consent. In such event Mortgagor shall notify Mortgagee as soon as practicable of any action taken.

3.3. Inspection. Mortgagee shall have the right after a ten (10) day written notice to Mortgagor, if it has a reasonable basis upon which to believe that there has been a violation of the Environmental Laws, to enter upon and inspect all or any portion of the Premises, subject to the rights of tenants of the Premises. Mortgagee may select a consulting engineer to conduct and prepare reports of such inspections, at Mortgagor’s sole expense. Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for any and all reasonable expenses (including reasonable attorneys’ fees) relating to or incurred by Mortgagee in connection with any such inspections and reports. The inspection rights granted to Mortgagee in this Section shall be in addition to, and not in limitation of, any other inspection rights granted to Mortgagee in this Mortgage and/or the Note and shall expressly include the conduct of construction progress and quality inspections, soil borings and other customary environmental tests, assessments and audits.

(12)

IV.

EVENTS OF DEFAULT AND REMEDIES

4.1. Events of Default. Upon the occurrence of an Event of Default hereunder, the whole of the principal sum, interest accrued thereon, and any and all Indebtedness shall become due and payable forthwith at the option of Mortgagee. Each of the following events shall be deemed to be an “Event of Default” hereunder: (a) failure to pay within ten (10) days of when due any principal, interest or other amount due with respect to any and all Indebtedness including, without limitation, the indebtedness evidenced by the Note; or (b) the occurrence of any event or circumstance constituting a default or Event of Default after lapse of any applicable notice and cure period, if any, under any of the Financing Agreements including, without limitation, the Note and this Mortgage between the Mortgagee and the Mortgagor; or (c) failure to promptly observe, perform or comply with any other material obligation, condition or covenant to be observed, performed or complied with by Mortgagor under the Note or any of the Financing Agreements and said failure continues for thirty (30) days from the date of written notice of such noncompliance from Mortgagee to Mortgagor, except, however, if Mortgagor has commenced the cure of a non-monetary Event of Default within said thirty (30) day period that was not reasonably susceptible of cure with in such thirty (30) day period, Mortgagor shall be allowed an additional sixty (60) days to cure such Event of Default; or (d) the actual waste, removal or demolition of, or structural alteration to, any part of the Mortgaged Property except as specifically permitted herein; or (e) assignment by Mortgagor of the whole or any part of the rents, income or profits arising from the Mortgaged Property without prior written consent of Mortgagee; or (f) any material default under any other indebtedness or obligation, owed to the Mortgagee by Mortgagor following any applicable notice and the expiration of any applicable cure periods; or (g) Mortgagor shall, in violation of Section 1.17 above, change management, identity or cease to legally exist, or be deprived of title, possession or control of the Mortgaged Property by process or operation of law or order of any court, or if any foreclosure proceeding shall be instituted on any lien or mortgage of any kind affecting the Mortgaged Property; or (h) the filing by or against Mortgagor or any guarantor of any petition, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of them or any of them as a bankrupt, or the making of an assignment for the benefit of the creditors of Mortgagor or any such guarantor, or the appointment of a receiver for any part of any of their respective properties and the failure to dismiss the same within ninety (90) days or the admission in writing by the Mortgagor or any guarantor of the inability to pay debts are they become due; or (i) any sale, conveyance, lease, transfer or encumbrance of any right, title or interest in the Mortgaged Property which is not permitted in this Mortgage or the Financing Agreements; or (j) if Mortgagor is a limited liability company, any amendment or modification of Mortgagor’s articles of organization or operating agreement in a manner that has an adverse effect upon Mortgagee; or (k) any merger or consolidation of Mortgagor with another entity or change in the control or management of Mortgagor except as permitted under this Mortgage; or (l) any material representation, warranty or disclosure made by Mortgagor or any guarantor made herein or in any of the other Financing Agreements, or any application, correspondence, communication, statement, certificate or other data furnished by Mortgagor in connection with the Loan, is determined by Mortgagee to have been materially false or misleading as of the date as of when made; or (m) a default occurs under any mortgage which is prior or subordinate to the lien of this Mortgage or the grantee under any such prior or subordinate mortgagee commences a foreclosure action in connection with said mortgage, or (n) Mortgagor shall cease to exist; or (o) the failure to pay taxes on the Mortgaged Property on or before the date the same shall become delinquent; or (p) the failure to have any lien, attachment or encumbrance which is enforced or levied against the Mortgaged Property without Mortgagee’s consent (other than the lien for ad valorem taxes not yet due) discharged, released or satisfied within thirty (30) days after its recording unless Mortgagor is using commercial diligence to cause same to be discharged, released or satisfied.

4.2. Remedies Generally. If an Event of Default shall occur and is continuing, in addition to all other rights of Mortgagee as provided herein or by law, Mortgagee may, at its sole election, also exercise any or all of the following rights, remedies and recourses:

(a) Acceleration: Declare the principal balance on the Note, the accrued interest and any other accrued but unpaid portion of the Indebtedness to be immediately due and payable, without notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable, time being of the essence in this Mortgage.

(b) Termination of License and/or Entry of Mortgaged Property: Demand that Mortgagor shall forthwith surrender to Mortgagee actual possession of the Mortgaged Property, and/or terminate the license granted Mortgagor to receive the Rents and, to the extent permitted by law, enter and take possession of all of the Mortgaged Property without the appointment of a receiver, or an application therefor, and exclude Mortgagor and its agents and employees wholly therefrom, and have joint access with Mortgagor to the books, papers and accounts of Mortgagor.

(13)

If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, and Mortgagor hereby specifically covenants and agrees that Mortgagor will not oppose, contest or otherwise hinder or delay Mortgagee in any action or proceeding by Mortgagee to obtain such judgment or decree. Mortgagor will pay to Mortgagee, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Indebtedness and shall be secured by this Mortgage.

Upon every such entering upon the Mortgaged Property in accordance with the terms of this Mortgage, Mortgagee may (1) undertake all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property, (2) insure or keep the Mortgaged Property insured, (3) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise act with respect to the same, and (4) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Mortgagee, all as Mortgagee from time to time may determine to be in its best interest. Whether or not Mortgagee has obtained possession of the Mortgaged Property, upon the termination of Mortgagor’s license to receive the Rents, Mortgagee may collect, sue for and receive all the Rents and other issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter. Anything in this Mortgage to the contrary notwithstanding, subject to the provisions of any attornment and non-disturbance agreement entered into by and between Mortgagee and any lessee, Mortgagee shall not be obligated to discharge or perform the duties of the landlord to any tenant or lessee or incur any liability as the result of any exercise by Mortgagee of its rights under this Mortgage, and Mortgagee shall be liable to account only for the Rents actually received by Mortgagee.

Whether or not Mortgagee takes possession of the Mortgaged Property, Mortgagee may, but shall not be obligated to, make, modify, enforce, cancel or accept surrender of any Lease, remove and evict any lessee, increase or decrease Rents under any Lease, appear in and defend any action or proceeding purporting to affect the Mortgaged Property, and perform and discharge each and every obligation, covenant and agreement of Mortgagor contained in any Lease. Neither the entering upon and taking possession of the Mortgaged Property, nor the collection of any Rents and the application thereof as aforesaid, shall cure or waive any Event of Default theretofore or thereafter occurring, or affect any notice of an Event of Default hereunder or invalidate any act done pursuant to any such notice. Mortgagee shall not be liable to Mortgagor, anyone claiming under or through Mortgagor, or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Mortgagee hereunder, except for acts constituting gross negligence or willful misconduct. Nothing contained in this Section shall require Mortgagee to incur any expense or do any act. If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and/or collecting the Rents, any funds expended by Mortgagee for such purposes shall become Indebtedness of Mortgagor to Mortgagee secured by this Mortgage, to the extent permitted by law. Such amounts, together with interest at the default rate under the Note and attorneys’ fees, if applicable, shall be immediately due and payable. Notwithstanding Mortgagee’s continuance in possession or receipt and application of Rents, Mortgagee shall be entitled to exercise every right provided for in this Mortgage or by law upon or after the occurrence of an Event of Default. Any of the actions referred to in this Section may be taken by Mortgagee at such time as Mortgagee is so entitled, to the extent permitted by law, without regard to the adequacy of any security for the Indebtedness hereby secured.

(c) Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire amount of the Indebtedness at the date of the institution of such proceedings and for any additional amount of the Indebtedness after such date.

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4.3. No Waiver, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor or any guarantor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor or any guarantor, of any and all of the terms and provisions of this Mortgage, the Note to be performed by Mortgagor or any guarantor; and neither Mortgagor, nor any other person now or hereafter obligated for the payment of the whole or any part of the Indebtedness shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor, any guarantor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligation secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the Indebtedness or of any obligor for such Indebtedness, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of the Note or this Mortgage without first having obtained the consent of Mortgagor or such other person, and in the latter event, Mortgagor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification (but without liability for increases in the principal amount or interest rate) unless expressly released and discharged in writing by Mortgagee; and, regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Premises, Mortgagee may release the obligation of anyone at any time liable for any of the Indebtedness or any part of the security held for said Indebtedness and may extend the time of payment or otherwise modify the terms of the Note and/or this Mortgage without, as to the security or the remainder thereof, in any way impairing or affecting the lien of this Mortgage, or the priority of such lien, as security for the payment of said Indebtedness as it may be so extended or modified over any subordinate lien; and the holder of any subordinate lien shall have no right to terminate any Lease whether or not such Lease shall be subordinate to this Mortgage; and Mortgagee may resort for the payment of the Indebtedness to any other security therefor, held by Mortgagee in such order and manner as Mortgagee may elect.

4.4. Marshalling. Mortgagee shall not be compelled to release, or be prevented from foreclosing or enforcing this Mortgage upon all or any part of the Mortgaged Property, unless the entire Indebtedness and all items hereby secured shall be paid in lawful money as aforesaid; and shall not be required to accept any part or parts of the Mortgaged Property, as distinguished from the entire whole thereof, as payment of or upon the Indebtedness to the extent of the value of such part or parts; and shall not be compelled to accept or allow any apportionment of the Indebtedness to or among any separate parts of the Mortgaged Property. In case of a foreclosure sale, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as Mortgagee in its sole discretion may elect.

4.5. Interest After Judgment. Should Mortgagee herein obtain a judgment against Mortgagor, interest shall accrue on said judgment at the default interest rate set forth in the Note or as provided by statute, whichever rate shall be greater at that time.

4.6. Rights and Remedies Cumulative. To the extent permitted by law, the rights and remedies provided for in this Mortgage, or which Mortgagee may have otherwise, at law or in equity (including, but not limited to, the right to actual damages by reason of the failure of Mortgagor to keep, observe and perform any of the covenants or agreements contained in this Mortgage), shall be distinct, separate and cumulative, and shall not be deemed to be inconsistent with each other, and none of them, whether or not exercised by Mortgagee, shall be deemed to be in exclusion of any other, and any two or more of all such rights and remedies may be exercised at the same time. Further, Mortgagee may resort for the payment of the Indebtedness to its several securities therefor in such order or manner as it may think fit. If Mortgagor has given Mortgagee one or more mortgages other than this Mortgage with respect to the Mortgaged Property or any portion thereof, then all such mortgages, and all rights and remedies provided for in all such mortgages shall remain distinct and separate and none of them shall merge or be merged with this Mortgage, or any other mortgages.

4.7. Foreclosure Expenses. If this Mortgage shall be foreclosed, there shall be included in the computation of the Indebtedness the actual and reasonable amount of the fee for the services of the attorneys retained by Mortgagee in the foreclosure action or proceeding, as well as any and all reasonable disbursements, costs and other expenses incurred directly or indirectly by Mortgagee in connection with such foreclosure action or proceeding, including, without limitation, appraisal fees.

4.8. Waiver of Rights. MORTGAGOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES MORTGAGOR’S RIGHT TO PRIOR NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE MORTGAGEE MAY DESIRE TO USE. FURTHER, MORTGAGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, HOMESTEAD EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS, NOW IN FORCE OR WHICH HEREAFTER BECOME LAW.

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4.9. Jury Trial Waiver. MORTGAGOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THE NOTE AND THIS MORTGAGE ARE A PART AND/OR TO THE DEFENSE OR ENFORCEMENT OF ANY OF MORTGAGEE’S RIGHTS AND REMEDIES, INCLUDING, WITHOUT LIMITATION, TORT CLAIMS. MORTGAGOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

V.

MISCELLANEOUS PROVISIONS

5.1. Miscellaneous Provisions.

(a) Notices. A demand upon or notice to Mortgagor hereunder shall be deemed sufficient and commercially reasonable notice and shall be effective if deposited in the mail or sent by facsimile transmission or by a recognized overnight courier addressed to Mortgagor at the following address: to c/o Belpointe Capital, 255 Glenville Road, Greenwich, Connecticut 06831, or directed to Mortgagor at the last address furnished in writing to Mortgagee, or directed to the address at which Mortgagee customarily communicates with Mortgagor. Any notice to Mortgagee hereunder shall be effective only upon its receipt by Mortgagee in writing at the following address: 255 Glenville Road, Greenwich, Connecticut 06831.

(b) Interpretation. Mortgagor shall observe, perform or comply with all obligations, conditions and covenants contained herein and in the respective Financing Agreements to which they are a party. The term “Financing Agreements,” as used herein, shall mean and refer to any and all agreements executed by Mortgagor evidencing, securing or relating in any way to the Loan and owing to Mortgagee, including, but not limited to, this Mortgage and the Note, both executed of even date herewith, between the Mortgagor and the Mortgagee and any modification, supplementation or amendment thereof made from time to time. Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word “Mortgagor” shall include “any subsequent owner or owners of the Mortgaged Property or any part thereof;” the word “Mortgagee” shall include “any subsequent holder or holders of this Mortgage or the Note and the word “Loan,” shall mean “any and all Indebtedness of Mortgagor to Mortgagee as evidenced by the Note and/or secured by this “Mortgage”. Unless otherwise provided herein, plural or singular shall include each other, and pronouns in any gender shall be construed as masculine, feminine or neuter as the context requires.

(c) Required Notification.

(i) Mortgagor shall promptly give notice to Mortgagee of any material default under the terms of any Financing Agreements and shall notify Mortgagee promptly of the occurrence of any of the following:

(1) a fire or other casualty causing damage to the Mortgaged Property;

(2) receipt of notice of eminent domain proceedings or condemnation of the Mortgaged Property;

(3) receipt of notice from any governmental authority relating to a material defect or violation of law regarding the structure, use or occupancy of the Mortgaged Property or any real property adjacent to the Mortgaged Property;

(4) commencement of any litigation affecting the Mortgaged Property; and/or

(5) any contract or agreement with respect to any transfer of any part of the Mortgaged Property, except as permitted under Section 1.17.

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(ii) Upon becoming aware, and except as may be disclosed in the any third-party reports provided to Mortgagee, Mortgagor shall also promptly provide notice to Mortgagee of:

(1) its receipt of written notice of any proceeding, investigation or inquiry commenced by any governmental authority with respect to the presence of any Hazardous Substance on, under or about the Premises or the migration of any Hazardous Substance to or from any adjoining property;

(2) its receipt of written notice of all claims made by any person or entity against Mortgagor, any other party occupying the Premises or any portion thereof, or the Premises, relating to any loss or injury allegedly resulting from any Hazardous Substance; and

(3) the discovery by Mortgagor of any occurrence or condition on any real property adjoining or in the vicinity of the Premises which is likely to cause the Premises or any portion thereof to be subject to any restriction on ownership, occupancy, transferability, or use under any Environmental Law.

(d) Invalidity. If any term or provision of this Mortgage or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

(e) Captions. The captions or section headings used in this Mortgage are for convenience only and of no substance or significance, and shall not be used to interpret, modify or affect in any way the covenants and agreements herein contained.

(f) Governing Law and Binding Effect. This Mortgage and the Note shall be governed by and construed in accordance with the laws of the State of Connecticut. All grants, covenants, agreements and other provisions herein contained shall run with the land and shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of Mortgagor and Mortgagee.

[Remainder of Page Intentionally Left Blank]

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NOW, THEREFORE, if (i) the Note, (ii) the Indebtedness as aforesaid, including, without limitation, all future advances under the Note (iii) any additional notes which in accordance with the provisions hereof shall be secured hereby, and (iv) any extensions or renewals of any of the foregoing, shall be well and truly paid according to their tenor, and if all agreements and provisions contained therein, in all such notes and herein are fully kept and performed, then this deed shall become null and void; otherwise to remain in full force and effect.

IN WITNESS WHEREOF, Mortgagor has hereunto caused this Mortgage Deed to be executed this 28th day of June, 2022.

Signed, and Delivered in the Presence of:	MORTGAGOR:
NORPOINTE, LLC

	By:	Belpointe Capital Norpointe, LLC
its Manager

/s/ Eric Michael Maglione	By:	/s/ Brandon E. Lacoff
Eric Michael Maglione	Name:	Brandon E. Lacoff
	its:	Member

/s/ Lori Wortz
Lori Wortz

STATE OF CONNECTICUT	)
) ss:
COUNTY OF FAIRFIELD	)

Before me, the undersigned, this 28th day of June, 2022 personally appeared Brandon E. Lacoff, a Member of Belpointe Capital Norpointe, LLC, the Manager of Norpointe, LLC, a Delaware limited liability company, known to me, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed and the free act and deed of the limited liability company.

In Witness Whereof, I hereunto set my hand.

/s/ Eric Michael Maglione
Notary Public of the State of Connecticut
My Commission Expires: June 30, 2026

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SCHEDULE “A”

SCHEDULE “B”

(COPY OF PROMISSORY NOTE)